UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 14, 2022

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Agreement

On October 14, 2022, Mullen Automotive Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Esousa Holdings LLC, a New York limited liability company (“Esousa”) pursuant to which Esousa acquired a new secured convertible promissory note (the “Exchange Note”) in exchange the Amended and Restated Secured Convertible Note and Security Agreement, dated June 17, 2022 (“A&R Note”). The Exchange note has a principal amount of $12,945,914. Consistent with the terms of the A&R Note, Esousa may elect to convert all or any portion of the then-outstanding principal balance of the Exchange Note into that number of shares of common stock, par value $0.001 (“Common Stock”), of the Company equal to the number obtained by dividing the outstanding principal balance of the Exchange Note to be so converted at a 5% discount to the lowest daily volume-weighted average price in the 10 trading days prior to conversion based on the prevailing market value of shares of the common stock of the Company as reported on Nasdaq at close on the date on which a written notice of conversion is delivered to the Company. The Exchange Note extends the maturity date of the A&R Note to July 23, 2025.

Pursuant the terms of the Exchange Agreement, Esousa agreed to cancel and extinguish and not seek to enforce any rights or interest in the A&R Note, including any rights to receive any premium, make-whole amount, accrued and unpaid interest or dividends thereon or any shares of Common Stock. The Exchange Agreement also contains customary representations, warranties and covenants by the parties.

The foregoing descriptions of the Exchange Agreement and the Exchange Note are qualified, in their entirety, by reference to the Exchange Agreement and the Exchange Note, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above is incorporated herein by reference.

The shares issuable under the Exchange Agreement have been or will be issued pursuant to the exemption from registration set forth in Section 3(a)(9) of the Securities Act, which permits an issuer to exchange new securities for existing securities exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 3.03.	Material Modification to Rights of Security Holders.

On October 17, 2022, the Company filed the Certificate of Mullen Automotive Inc. Increasing Number of Shares of Preferred Stock Designated as Series D Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Certificate of Designations increased the number of shares of the Company’s preferred stock, par value $0.001, designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”) from 87,500,001 shares to 437,500,001 shares. For a discussion of the terms of the Series D Preferred Stock, please see the disclosure under the heading “Description of Series D Preferred Stock” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2022, which we incorporate into this Item 3.03 by reference.

The foregoing summary of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information disclosed in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Mullen Automotive Inc. Increasing Number of Shares of Preferred Stock Designated as Series D Convertible Preferred Stock (incorporated by reference to Exhibit 4.1(d) to the Company's Registration Statement on Form S-3 filed with the SEC on October 17, 2022).
10.1	Exchange Agreement, dated as of October 14, 2022, by and among Mullen Automotive Inc. and Esousa Holdings LLC.
10.2	Secured Convertible Note and Security Agreement dated October 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: October 21, 2022	By:	/s/ David Michery
David Michery
Chief Executive Officer